EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report on Form 10-Q (the “Report”) of PepperBall Technologies, Inc., (the “Company”) for the quarter ended September 30, 2008, the undersigned Eric P. Wenaas and Jeffrey G. McGonegal, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2008
By: /s/ Eric P. Wenaas Eric P. Wenaas Chief Executive Officer

Date: November 19, 2008
By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer

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